UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 04, 2016

GALENFEHA, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-188800	46-2283393
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)
	420 Throckmorton Street, Suite 200	76102
	Ft. Worth, Texas 76102	(Zip Code)
(Address of principal executive offices)

(800) 280-2404
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e -4(c))

Item 1.02 Termination of a Material Definitive Agreement

On March 2, 2016 the Company entered into a Convertible Promissory Note (“JMJ Note”) with JMJ Financial pursuant to which Company issued JMJ Financial a convertible note in the amount of $500,000 with an original issue discount in the amount of $50,000 The principal amount due JMJ is based on the consideration paid. The maturity date is two years from the effective date of each payment. On March 10, 2016 the Company received consideration of $100,000 for which an original issue discount of $10,000 was recorded. Complete details of the terms and conditions of this note can be found on the company’s latest form 10Q filed with Securities and Exchange Commission.

As of the date of this filing, this note has been paid in full and extinguished, and there is no common stock remaining to be converted

Item 7.01 Regulation Fair Disclosure

On November 4, 2016, Mr. James Ketner, Galenfeha’s Interim Chairman and CEO made a cash contribution to the company in the amount of $100,000 in exchange for a note that has a fixed repayment of $110,000. The note bears no interest, and can be repaid by the company when funds become available. The note can be renegotiated between Galenfeha and Mr. Ketner if both parties agree to the terms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 04, 2016

GALENFEHA, INC.

/s/ James Ketner
James Ketner
President/CEO